Exhibit 99.1

Janux Therapeutics Reports Second Quarter 2025 Financial Results and Business Highlights

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R&D Day highlighted TRACTr, TRACIr, and ARM pipeline progress and best-in-class potential of novel bispecific ARM platform for autoimmune diseases
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Enrollment ongoing for JANX007 and JANX008
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Updates on JANX007 and JANX008 expected in the second half of 2025
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First patient dosed in lead collaboration program triggers $10 million milestone payment from Merck
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$996.0 million in cash, cash equivalents, and short-term investments at end of second quarter 2025

SAN DIEGO, August 7, 2025 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technologies to its Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms, today reported financial results for the second quarter ended June 30, 2025, and provided a business update.

“The recent expansion of our TRACTr, TRACIr, and ARM development programs displays our ability to enact a strategy that attempts to both maximize the benefit and value of our current clinical programs, including JANX007, while continuing to advance other differentiated candidates in oncology and autoimmune disease,” said David Campbell, Ph.D., President and CEO of Janux. “We look forward to additional clinical data from JANX007 and JANX008 expected in the second half of 2025.”

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

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R&D Day highlighted pipeline progress and novel bispecific platform in autoimmune disease.

In July 2025, Janux management presented multiple product candidates identified from its preclinical pipeline to move towards clinical trials.

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A PSMA-TRACIr designed to be combined with potentially best-in-treatment asset, JANX007, and provide CD28 co-stimulation to further differentiate depth and durability of patient responses.
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A TROP2-TRACTr added a first-in-class opportunity targeting multiple solid tumors with preclinical data supporting differentiated safety and efficacy potential.
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A CD19-ARM displayed rapid, deep and durable B-cell depletion in periphery and tissues with a prolonged memory B cell reset while maintaining a large safety window in non-human primates.

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JANX007 continues to enroll in the first-in-human Phase 1 clinical trial in mCRPC (NCT05519449).

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JANX008 continues to enroll in the first-in-human Phase 1 clinical trial in advanced or metastatic solid tumors (NCT05783622).

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Clinical milestone payment of $10 million from Merck recently triggered by first patient dosed in the lead collaboration program under the companies’ 2020 Research Collaboration and Exclusive License Agreement.

Additional data from JANX007 and JANX008 will be presented at future Janux events in the second half of 2025.

SECOND QUARTER 2025 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of June 30, 2025, Janux reported cash and cash equivalents and short-term investments of $996.0 million, compared to $1.03 billion at December 31, 2024.

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Research and development expenses: Research and development expenses for the quarter ended June 30, 2025 were $34.7 million, compared to $14.9 million for the comparable period in 2024.

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General and administrative expenses: General and administrative expenses for the quarter ended June 30, 2025 were $10.5 million, compared to $7.8 million for the comparable period in 2024.

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Net loss: For the quarter ended June 30, 2025, Janux reported a net loss of $33.9 million, compared to a net loss of $6.0 million for the comparable period in 2024.

Janux’s TRACTr, TRACIr and ARM Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets prostate-specific membrane antigen (PSMA) and is being investigated in a Phase 1 clinical trial in adult patients with mCRPC. Janux’s second clinical candidate, JANX008, is a TRACTr that targets epidermal growth factor receptor (EGFR) and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. Janux is also advancing additional CD3-based TRACTr and CD28-based TRACIr programs for future clinical development, including a PSMA-TRACIr for use in combination with our PSMA-TRACTr JANX007, and a TROP2-TRACTr for the treatment of TROP2+ solid tumors. Janux is advancing its first ARM platform program candidate, a CD19-ARM for the potential treatment of autoimmune diseases toward clinical trials. Janux is also generating a number of additional TRACTr, TRACIr and ARM programs for potential future development.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, and the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, including the risk that unconfirmed responses may not ultimately result in confirmed responses to treatment after follow-up evaluations, the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	June 30, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$52,446	$430,605
Short-term investments	943,565	594,568
Prepaid expenses and other current assets	9,542	8,493
Total current assets	1,005,553	1,033,666
Restricted cash	816	816
Property and equipment, net	4,688	4,864
Operating lease right-of-use assets	18,462	19,286
Other long-term assets	2,693	2,884
Total assets	$1,032,212	$1,061,516

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,477	$4,026
Accrued expenses	16,029	11,684
Current portion of operating lease liabilities	1,873	1,749
Total current liabilities	21,379	17,459
Operating lease liabilities, net of current portion	20,317	21,276
Total liabilities	41,696	38,735
Total stockholders’ equity	990,516	1,022,781
Total liabilities and stockholders’ equity	$1,032,212	$1,061,516

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Collaboration revenue	$—	$8,897	$—	$10,149
Operating expenses:
Research and development	34,664	14,898	59,719	28,968
General and administrative	10,454	7,821	20,296	15,164
Total operating expenses	45,118	22,719	80,015	44,132
Loss from operations	(45,118)	(13,822)	(80,015)	(33,983)
Total other income	11,260	7,863	22,649	13,264
Net loss	$(33,858)	$(5,959)	$(57,366)	$(20,719)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	(9)	(1,092)	1,584	(2,281)
Comprehensive loss	$(33,867)	$(7,051)	$(55,782)	$(23,000)
Net loss per common share, basic and diluted	$(0.55)	$(0.11)	$(0.93)	$(0.40)
Weighted-average shares of common stock outstanding, basic and diluted	61,902,411	54,451,666	61,847,372	51,750,690

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091